Exhibit 10.16

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED OR SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT AND STATE LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATE LAWS.

EL BANCO FINANCIAL CORPORATION

WARRANT AGREEMENT

July 19, 2006

Warrant Holder:
No. of Shares:

Pursuant to the Loan and Security Agreement (“the “Loan Agreement”) between El Banco Financial Corporation (f/k/a Nuestra Tarjeta de Servicios, Inc.) (the “Company”) and Nuestra Loan LLC, the Company hereby grants to the person identified above as the Warrant Holder warrants (the “Warrants”) to purchase the number of shares of common stock of the Company (“Common Stock” or “Shares”) set forth above.  Defined terms used herein shall have the meanings set forth in the Loan Agreement.  Such Warrants are granted on the following terms and conditions:

1.                                      Exercise of Warrants.  The Warrants granted in this agreement (the “Warrant Agreement”) shall vest as follows:  50% of such warrants shall vest and be exercisable immediately.  The other 50% of such warrants shall vest at 5 p.m. on September 1, 2006, or on a Default under the Loan Agreement, whichever is earlier.  If the Loan and all Obligations are satisfied by 5 p.m. on September 1, 2006, then unvested warrants shall automatically and without further action be cancelled.

2.                                      Exercise Price.  The exercise price (the “Exercise Price”) shall be $0.01 per Share, subject to adjustment pursuant to Section 3 below.

a)                                      Expiration of Warrant Term. The Warrants will expire on September 1, 2015 (the “Expiration Date”).

b)                                     Method of Exercise; Payment.  To the extent that the Warrant has become and remains exercisable it may be exercised by the Warrant Holder delivering to the Company a written notice of exercise signed by the Warrant Holder, in substantially the form attached hereto as Exhibit A (a “Notice of Exercise”), together with a check payable to the Company in the amount of the total purchase price for the Warrant Shares to be purchased pursuant to the Notice of Exercise.

Within 30 days after the exercise of the Warrant as herein provided, the Company shall deliver to the Warrant Holder a certificate or certificates for the Warrant Shares being issued in the name of the Warrant Holder and in such denominations as are requested by the Warrant Holder.

c)                                      Partial Exercise.  In the event of a partial exercise of the Warrants, the Company shall either issue a new agreement for the balance of the Shares subject to this Warrant Agreement after such partial exercise, or it shall conspicuously note hereon the date and number of Shares purchased pursuant to such exercise and the number of Shares remaining covered by this Warrant Agreement.

d)                                     Restrictions on Exercise.The Warrants may not be exercised (i) if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or banking laws or other law or regulation or (ii) unless the holder hereof obtains any approval or other clearance which the Company determines to be necessary or advisable from the any state or federal regulatory agency with regulatory authority over the operation of Company.  The Company may require representations and warranties from the Warrant Holder as required to comply with applicable laws or regulations, including the Securities Act of 1933 and state securities laws.

3.                                      Anti-Dilution; Merger.

a)                                     In case the Company shall, while this Warrant remains outstanding, make a stock dividend, stock distribution, stock split, or reverse stock split, then the Exercise Price and/or number of shares available for purchase under this Warrant will be adjusted so that the Warrant Holder who thereafter exercises his rights under this Warrant may receive the same number of shares of common stock of the Company which he would have owned immediately following such action if the Warrant Holder had exercised this Warrant immediately prior to such action.

b)                                    In case the Company shall, while this Warrant remains outstanding, enter into any consolidation with or merge into any other corporation or other entity wherein the Company is not the surviving corporation, or wherein securities of a corporation or other entity other than the Company are distributable to holders of Common Stock, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock, then, as a condition of such consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the Warrant Holder shall thereafter be entitled to purchase pursuant to the rights contained in this Warrant (in lieu of the number of shares of Common Stock which such Warrant Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased by exercise of this Warrant immediately prior thereto.  In case of any such consolidation, merger, sale or conveyance, appropriate provision shall be made with respect to the rights and interests thereafter of the Warrant Holder, to the end that all the provisions of the rights contained in this Warrant shall thereafter be applicable, as nearly as practicable, to such stock or other securities thereafter deliverable upon the exercise of the rights under this Warrant.  The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation or other entity (if other than the Company) resulting from such consolidation or merger or purchasing or acquiring such assets shall assume by written instrument, executed and mailed or delivered to the Warrant Holder, the obligation to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to receive, which instrument shall contain the express assumption by such successor corporation or other entity of the due and punctual performance and observance of every provision of the rights under this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

4.                                      Valid Issuance of Common Stock.  The Company possesses the full authority and legal right to issue, sell, transfer, and assign this Warrant and the Shares issuable pursuant to this Warrant.  The issuance of this Warrant vests in the holder the entire legal and beneficial interests in this Warrant, free and clear of any liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind except as described herein.  The Shares that are issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions under applicable state and federal securities.

5.                                      Investment Representation.  This Agreement and the Warrants represented hereby were issued in reliance on an exemption from registration under the Securities Act of 1933 (the “Act”) and other applicable exemptions under state securities laws.  The Company’s reliance on such exemption is predicated in part on the Warrant Holder’s representations set forth herein.  As a condition to the issuance of Shares hereunder, the Warrant Holder represents to the Company that the Shares Warrant Holder will acquire pursuant to such exercise are being purchased for Warrant Holder’s own account for investment purposes only and not with a present view to resale or a distribution thereof.  The Warrant Holder acknowledges that the Shares may be “restricted securities” as defined in the Act and that such Shares may not be able to be resold unless such resale is registered under the Act and applicable state securities laws or unless an exemption is available.  The Warrant Holder acknowledges that Warrant Holder has no rights to cause the registration of the Shares.

6.                                      Restrictions on Transferability.  This Agreement and the Warrants may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way (whether by operation of law or otherwise) without the Company’s prior written consent and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of these Warrants contrary to the provisions hereof shall be without legal effect.  The Shares issuable on exercise of the Warrants may not be assigned or transferred by the Warrant Holder without the Company’s prior written consent and, if so requested by the Company, the delivery by the Warrant Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Act and applicable state securities laws.

7.                                      Restrictive Legend.  Each certificate for Shares issued upon exercise of the Warrant shall bear a legend stating that they have not been registered under the Act or any state securities laws and referring to the restrictions on transferability and sale herein.

8.                                      Covenants of the Company.   During the term of the Warrants, the Company shall:

a)                                      at all times authorize, reserve and keep available, solely for issuance upon exercise of this Warrant, sufficient Shares from time to time issuable upon exercise of this Warrant;

b)                                     on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, at its expense execute and deliver, in lieu of this Warrant, a new Warrant of like tenor; and

c)                                      on surrender for exchange of this Warrant or any Warrant substituted therefor pursuant hereto, properly endorsed, to the Company, at its expense, issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the issuances of the number of shares of common stock issuable pursuant to the terms of the Warrant or Warrants so surrendered.

9.                                      No Rights as a Shareholder.  The Warrant Holder shall not have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to the Warrant until such shares have been issued and delivered to the Warrant Holder in accordance with this Warrant.

10.                               Taxes.  As a condition to the issuance of the Shares subject to this Warrant, the Company may withhold, or require the Warrant Holder to pay or reimburse the Company for, any taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of the Warrant.

11.                               Amendment.  Neither this Agreement nor the rights granted hereunder may be amended, changed or waived except in writing signed by each party hereto.

12.                               Governing Law.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to the principles of conflicts of laws.

13.                               Entire Agreement.  This Warrant constitutes the full and entire agreement and understanding of the parties to this Warrant with respect to the subjects hereof and thereof, and supersede all previous discussions and agreements, if any, of the parties hereto.  No party shall be liable for or bound in any other manner by any representations, warranties, covenants or agreements except as specifically set forth in this Warrant.

14.                               Severability.  The provisions of this Warrant, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the Company has executed and the holder has accepted this Warrant Agreement as of the date and year first above written.

El BANCO FINANCIAL CORPORATION

By:
Steven Doctor, Chief Financial Officer

Attest:
Secretary

WARRANT HOLDER:

By:
Signature

Print Name

EXHIBIT A

NOTICE OF EXERCISE

[DATE]

El Banco Financial Corporation
623 Holcomb Bridge Road
Roswell, GA 30076
Attn:  President

Re:	Exercise of Stock Purchase Warrant

Dear Sir:

The undersigned,                                                  , pursuant to that certain Warrant Agreement, dated as of July 19, 2006, by and between Nuestra Tarjeta de Servicios, Inc. (the “Company”) and the undersigned (the “Warrant”), hereby exercises the Warrant for                           shares of Common Stock, subject to the terms and conditions of the Warrant. Accompanying this Notice is a check in the amount of $                          payable to the Company equal to the Exercise Price set forth in the Warrant multiplied by the number of shares of Common Stock being acquired hereby.

Very truly yours,

[Name]